(LOGO) GE
GE Capital Real Estate

GE Capital Loan Services, Inc.
P.O. Box 671588,  Houston, TX  77267
363 North Sam Houston Parkway East, Suite 1200
Houston, TX  77060
281 405-7000

March 6, 2000

Norwest Bank Minnesota, National
Association, as Trustee
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attention: Sharon Surguy
     Corporate Trust Services
     (CMBS)-DLJ Commercial
     Mortgage Corp., Series 1999-CG3


GMAC Commercial Mortgage
Corporation, as Special Servicer
650 Dresher Road
Horsham, Pennsylvania  19044
Attention:  General Counsel

DLJ Commercial Mortgage Corp., as
Depositor
277 Park Avenue, 9th Floor
New York, New York 10172
Attention: N. Dante La Rocca

GMAC Commercial Mortgage
Corporation, as Special Servicer
550 California Street, 14th Floor
San Francisco, California  94104
Attention: Henry Bieber

Donaldson, Lufkin & Jenrette Securities
Corporation, as Underwriter
277 Park Avenue, 9th Floor
New York, New York 10172
Attention: N. Dante La Rocca

Deutsche Bank AG New York Branch, as
Controlling Class Representative
31 West 52nd Street, 17th Floor
New York, New York 10019
Attention: DLJ Commercial
Mortgage Corp., Series 1999-CG3


Re:  Annual Statement as to Compliance
     Commercial Mortgage Pass-Through Certificates, Series 1999-CG3


In accordance with Section 3.13 of the Pooling and Servicing Agreement (the "Agreement") dated as of October 1, 1999, entered into in connection with the above-referenced Certificates, the undersigned officer of GE Capital Loan Services, Inc. (the "Master Servicer") hereby certifies that (i) a review of the activities of the Master Servicer for the period of time from October 1, 1999 through December 31, 1999 and of its performance under the Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such period, and (iii) the Master Servicer has received no notice regarding qualification, or challenge to the status, of any REMIC Pool as a REMIC or of either Grantor Trust Pool, as a Grantor Trust from the Internal Revenue Service or any other governmental agency or body.

Pat McEntee, Vice President, on behalf of GE Capital Loan Services, Inc., in its capacity as Master Servicer


A GE Capital Services Company
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